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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MERCER INSURANCE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT
MERCER INSURANCE GROUP, INC.
PENNINGTON, NEW JERSEY 08534
To Be Held April 20, 2005
Mailed to Security Holders March 21, 2005

Mercer Insurance Group, Inc.
10 North Highway 31
P. O. Box 278
Pennington, New Jersey 08534
March 21, 2005
Dear Fellow Shareholder:
      Mercer Insurance Group, Inc.’s Annual Meeting of Shareholders will be held Wednesday, April 20, 2005, at the Bucks County Center, LaSalle University — Bucks Campus, 33 University Drive, Newtown, Pennsylvania, at 10:30 a.m. local time.
      The matters to be acted upon at the meeting are:

(a) The election of three Class II directors;

(b) The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2005; and

(c) Such other matters as may properly come before the Annual Meeting or any adjournment thereof.
      Please review the enclosed material and sign, date and return the proxy card. Regardless of whether you plan to attend the annual meeting in person, please vote now so that the matters coming before the meeting may be acted upon.
      I look forward to seeing you at the annual meeting.

Respectfully yours,

Andrew R. Speaker
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
MATTER NO. 1 ELECTION OF MERCER DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
MATTER NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FINANCIAL INFORMATION
OTHER MATTERS
COMPLAINTS AND CONCERNS
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Mercer Insurance Group, Inc.
10 North Highway 31
P. O. Box 278
Pennington, New Jersey 08534
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
March 21, 2005
To The Shareholders:
      NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the Annual Meeting of Shareholders of Mercer Insurance Group, Inc. will be held at the Bucks County Center, LaSalle University — Bucks Campus, 33 University Drive, Newtown, Pennsylvania, on April 20, 2005, at 10:30 a.m., local time, for the purpose of considering and voting on the following matters:

1. Election of three Class II directors to hold office for a term of three years from the date of election and until their successors shall have been elected and qualified (Matter No. 1);

2. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2005 (Matter No. 2); and

3. Such other business as may properly come before the meeting or any adjournment thereof.
      Only those shareholders of record at the close of business on March 14, 2005, shall be entitled to notice of and to vote at the meeting. A proxy statement, a proxy card and a self-addressed postage prepaid envelope are enclosed. Please complete, sign and date the proxy card and return it promptly in the envelope provided. If you attend the meeting, you may revoke your proxy and vote in person.
      This notice, the accompanying proxy statement and form of proxy are sent to you by order of the Board of Directors.

Respectfully yours,

Paul D. Ehrhardt
Corporate Secretary
Pennington, New Jersey
March 21, 2005

Mercer Insurance Group, Inc.
10 North Highway 31
P. O. Box 278
Pennington, New Jersey 08534
PROXY STATEMENT
GENERAL
Introduction
      This Proxy Statement and the accompanying Notice of Meeting, proxy card and Annual Report for the year ended December 31, 2004 are being mailed to the shareholders of Mercer Insurance Group, Inc. (“Mercer” or the “Company”) on or about March 21, 2005, in connection with the solicitation of proxies by the Board of Directors of Mercer. The proxies will be voted at the Annual Meeting of Shareholders of Mercer to be held on Wednesday, April 20, 2005, at 10:30 a.m., local time, at the Bucks County Center, LaSalle University — Bucks Campus, 33 University Drive, Newtown, Pennsylvania (the “Annual Meeting”). Mercer’s principal offices are located at 10 North Highway 31, P.O. Box 278, Pennington, New Jersey 08534.
Solicitation of Proxies
      The cost of the solicitation of proxies will be borne by Mercer. In addition to the use of the mail, some directors and officers of Mercer may solicit proxies, without additional compensation, in person, by telephone, telegram, or otherwise. Arrangements may be made by Mercer with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and Mercer may reimburse them for reasonable expenses they incur in so doing.
Voting Securities
      As of the close of business on March 14, 2005 (the “Record Date”), there were outstanding 6,345,733 shares of common stock, no par value (the “Mercer Common Stock”), the only class of capital stock of Mercer outstanding. Holders of record of Mercer Common Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each outstanding share of Mercer Common stock is entitled to one vote on each matter to be voted upon.
      If the enclosed proxy card is appropriately marked, signed and returned in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted “FOR” the election of the nominees for Mercer’s Board of Directors, “FOR” the ratification of the appointment of KMPG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2005, and in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Meeting.
Right of Revocation
      Proxies may be revoked at any time before they have been exercised by filing with the Corporate Secretary of Mercer an instrument of revocation or a duly executed proxy bearing a later date. Any shareholder attending the Annual Meeting also may revoke a previously granted proxy by voting in person at the Annual Meeting.
Quorum
      The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the Annual Meeting.

Principal Shareholders
      The following table sets forth information regarding persons or entities known to Mercer’s management to own of record or beneficially, as of the Record Date, 5% or more of the outstanding shares of Mercer Common Stock.

	Amount of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Common Stock

Wellington Management Company, LLP(1) 75 State Street Boston, MA 02109	460,800	7.3%
JMB Capital Partners, L.P.(2) 1999 Avenue of the Stars Suite 2040 Los Angeles, CA 90067	400,000	6.3%
H. Thomas Davis, Jr.(3) 10 North Highway 31 Pennington, NJ 08534	341,600	5.4%

(1)	As derived from the Schedule 13G filed with the Securities & Exchange Commission on February 14, 2005. Wellington Management Company, LLP (“WMC”), in its capacity as investment adviser, may be deemed to beneficially own 460,800 shares of Mercer Common Stock, which are held of record by clients of WMC. WMC’s clients have the right to receive or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No client is known to have the right or power of ownership with respect to more than five percent of such securities.

(2)	As derived from the Schedule 13G filed with the Securities & Exchange Commission on December 29, 2003. JMB Capital Partners, L.P., Smithwood Partners, LLC and Mr. Jonathan Brooks collectively filed as reporting persons. JMB Capital Partners, L.P. is a California limited partnership (“JMB Capital”). Smithwood Partners, LLC, a California limited liability company (“Smithwood”), is the general partner of JMB Capital and is a registered investment advisor under the laws of the State of California. Mr. Brooks is the sole member and manager of Smithwood.

(3)	Mr. Davis is a director and executive officer of the Company. Amounts shown do not include 9,375 shares of restricted stock and options to purchase 27,400 shares of Mercer common stock, all of which vest more than 60 days after the Record Date.
MATTER NO. 1
ELECTION OF MERCER DIRECTORS
General
      Under Mercer’s Articles of Incorporation, the total number of directors may be determined by either a resolution adopted by a majority vote of the directors then in office or by resolution of the shareholders at a meeting. The number of directors for 2005 has been set by the Board at nine. The Board has determined that a majority of its members are independent, as required by the listing standards of The Nasdaq National Market (“Nasdaq”).
      Mercer’s Board of Directors is divided into three classes with directors serving for three-year terms with one-third of the directors being elected at each annual meeting of shareholders.
Nominees and Continuing Directors
      The Board of Directors fixed the number of directors in Class II at three and has nominated Roland D. Boehm, H. Thomas Davis and William V.R. Fogler for election as Class II directors to hold office for three-

year terms to expire at the 2008 Annual Meeting of Shareholders or when their successors are duly elected and qualified. Directors Boehm, Davis and Fogler are currently directors of Mercer. The remaining directors will continue to serve as Class I and Class III directors whose terms expire in 2007 and 2006, respectively.
      The bylaws of Mercer permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. All nominations for director to be made at the Annual Meeting by shareholders entitled to vote for the election of directors must be preceded by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of Mercer not less than 90 days prior to the Annual Meeting. Such notice must contain the following information: (a) the name, age, and business address, and if known, the residential address of each nominee; (b) the principal occupation or employment of each nominee; and (c) the number of shares of capital stock of Mercer that is beneficially owned by the nominee. No notice of nomination for election as a director has been received from any shareholder as of the date of this proxy statement. If a nomination is attempted at the Annual Meeting that does not comply with the procedures required by the bylaws or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination or such votes may be disregarded.
      Pursuant to Mercer’s bylaws directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld. The three persons receiving the highest number of votes cast at the Annual Meeting will be elected as Class II directors. Accordingly, abstentions and broker non-votes will not constitute or be counted as “votes” cast for purposes of the election of directors at the Annual Meeting, but will be counted for purposes of determining the presence of a quorum.
      Except as noted above, it is intended that shares represented by proxies will be voted for the nominees listed, each of whom is now a director of Mercer and each of whom has expressed his willingness to serve, or for any substitute nominee or nominees designated by the Mercer Board of Directors in the event any nominee or nominees become unavailable for election. The Mercer Board of Directors has no reason to believe that any of the nominees will not serve if elected.
      The following tables set forth as to each of the nominees for election as a Class II director and as to each of the continuing Class I and Class III directors, their age, principal occupation and business experience for the last five years. There are no family relationships among any of the listed persons.
Nominees for Election As Class II Directors — Term Expires in 2008

		Director	Directorship in other
Name and Principal Occupation During Past Five Years	Age	Since(1)	Reporting Companies

Roland D. Boehm Self-Employed Business Consultant	67	1980	None

H. Thomas Davis, Jr. Senior Vice President and Director	56	2001	Penns Woods Bancorp, Inc.

William V.R. Fogler Owner/ Van Rensselaer, Ltd., an investment management company	60	2000	None

Continuing Class I Directors — Term Expires in 2007

		Director	Directorship in other
Name and Principal Occupation During Past Five Years	Age	Since(1)	Reporting Companies

Andrew R. Speaker President, Chief Executive Officer and Director	42	1997	None

George T. Hornyak, Jr. Self-Employed Private Investor since 1998	55	1985	None

Samuel J. Malizia Managing Partner of the law firm of Malizia Spidi & Fisch, PC, since 1991; Chairman of the Board of Nittany Financial Corp. and Nittany Bank from 1997 to present.	50	2003	Nittany Financial Corp.
Continuing Class III Directors — Term Expires in 2006

		Director	Directorship in other
Name and Principal Occupation During Past Five Years	Age	Since(1)	Reporting Companies

William C. Hart Retired	71	1970	None

Richard U. Niedt Retired	73	1979	None

Richard G. Van Noy Retired. Administrator of Washington Township, Mercer County, December 2000 to December 2001	63	1979	None

(1)	Includes service as a Director at Mercer Mutual Insurance Company prior to its conversion to a stock company on December 15, 2003.
Executive Officers Who Are Not Directors

		Principal Occupation
Name and Position	Age	During Past Five Years

Paul D. Ehrhardt Senior Vice President and Corporate Secretary of Mercer Insurance Group, Inc.	47	Senior Vice President of Underwriting for Mercer Insurance and Mercer Insurance Company of New Jersey, Inc. since June 2001 and Corporate Secretary since 1998. Vice President of Commercial Lines of Mercer Insurance from 1996 to June 2001.

David B. Merclean Senior Vice President and Chief Financial Officer of Mercer Insurance Group, Inc. since October 2003	54	Consultant, DBM Financial Consulting from April 2000 to October 2003. Senior Vice President and Chief Financial Officer of Selective Insurance Group, Inc. from August 1997 to March 2000.

Gordon A. Coleman Treasurer of Mercer Insurance Group, Inc. since 2000	47	Treasurer and Controller of Mercer Insurance and Mercer Insurance Company of New Jersey, Inc. since 1999.

John Danka Vice President of Marketing of Mercer Insurance Group since 2001 (Mr. Danka has resigned from the Company effective March 31, 2005.)	56	Vice President of Marketing of Mercer Insurance and Mercer Insurance Company of New Jersey, Inc. since June 2001 and Assistant Secretary since 1998. Vice President of Personal Lines of Mercer Insurance from 1994 to June 2001.

Security Ownership of Management
      The following table sets forth information concerning the number of shares of Mercer Common Stock beneficially owned, as of March 14, 2005, by each present director, nominee for director, executive officer named in the compensation table set forth elsewhere herein and by all directors and executive officers as a group.

	Amount and Nature
	of Beneficial	Percent
Name of Beneficial Owner(1)	Ownership	of Class

Roland D. Boehm(2)	18,612	*
Gordon A. Coleman(3)	3,265	*
John G. Danka(4)	5,682	*
H. Thomas Davis, Jr.(5)	341,600	5.4
Paul D. Ehrhardt(6)	9,960	*
William V.R. Fogler(7)	15,000	*
William C. Hart(8)	14,400	*
George T. Hornyak, Jr.(9)	107,097	1.7
Samuel J. Malizia(10)	10,300	*
David B. Merclean(11)	—	*
Richard U. Niedt(12)	10,011	*
Andrew R. Speaker(13)	31,572	*
Richard G. Van Noy(14)	15,589	*
Executive Officers, Directors and Nominees for Director as a Group (13 persons)(15)	583,088	9.2

*	Less than 1%

(1)	Each of the identified beneficial owners, including the officers, directors and nominees for director, has sole investment and voting power as to all the shares beneficially owned with the exception of those held jointly by certain officers, directors and nominees for director with their spouses or directly by their spouses or other relatives. The number of shares beneficially owned by the individuals listed in the table is determined in accordance with the rules of the Securities and Exchange Commission. Under those rules, an individual is deemed to beneficially own shares of common stock as to which the individual has the right to acquire voting or investment power within 60 days by the exercise of any option, warrant or other right. Accordingly, the above table includes shares which the individual has the right to acquire within 60 days of March 14, 2005.

(2)	Does not include 9,375 shares of restricted stock and nonqualified stock options to purchase 27,400 shares of Mercer Common Stock issued pursuant to the Company’s 2004 Stock Incentive Plan, all of which vest more than 60 days after the Record Date. The restricted stock awards vest ratably over a five year period from the grant date while the options vest ratably over a three year period from the grant date. The grant date for both the restricted stock awards and the options was June 16, 2004.

(3)	Includes 3,265 shares held by the Company’s Employee Stock Ownership Plan Trust and allocated to this holder’s account. Does not include 5,000 shares of restricted stock and incentive stock options to purchase 12,500 shares of Mercer Common Stock issued pursuant to the Company’s 2004 Stock Incentive Plan, all of which vest more than 60 days after the Record Date. The restricted stock awards and options vest ratably over a five year period from the grant date, June 16, 2004.

(4)	Includes 3,453 shares held by the Company’s Employee Stock Ownership Plan Trust and allocated to this holder’s account. Does not include 7,500 shares of restricted stock and incentive stock options to purchase 18,500 shares of Mercer Common Stock issued pursuant to the Company’s 2004 Stock Incentive Plan, all of which vest more than 60 days after the Record Date. The restricted stock awards and options vest ratably over a five year period from the grant date, June 16, 2004. Mr. Danka resigned from his position of Vice President of Marketing effective March 30, 2005.

(5)	Includes 3,766 shares held by the Company’s Employee Stock Ownership Plan Trust and allocated to this holder’s account. Does not include 9,375 shares of restricted stock and nonqualified stock options to purchase 27,400 shares of Mercer Common Stock issued pursuant to the Company’s 2004 Stock Incentive Plan, all of which vest more than 60 days after the Record Date. The restricted stock awards and options vest ratably over a three year period from the grant date, June 16, 2004.

(6)	Includes 5,683 shares held by the Company’s Employee Stock Ownership Plan Trust and allocated to this holder’s account. Does not include 30,000 shares of restricted stock and incentive stock options and nonqualified stock options to purchase 24,500 and 22,500 shares of Mercer Common Stock, respectively, issued pursuant to the Company’s 2004 Stock Incentive Plan, all of which vest more than 60 days after the Record Date. The restricted stock awards and options vest ratably over a three year period from the grant date, June 16, 2004.

(7)	Does not include 9,375 shares of restricted stock and nonqualified stock options to purchase 27,400 shares of Mercer Common Stock issued pursuant to the Company’s 2004 Stock Incentive Plan, all of which vest more than 60 days after the Record Date. The restricted stock awards vest ratably over a five year period from the grant date while the options vest ratably over a three year period from the grant date. The grant date for both the restricted stock awards and the options was June 16, 2004.

(8)	Does not include 9,375 shares of restricted stock and nonqualified stock options to purchase 27,400 shares of Mercer Common Stock issued pursuant to the Company’s 2004 Stock Incentive Plan, all of which vest more than 60 days after the Record Date. The restricted stock awards vest ratably over a five year period from the grant date while the options vest ratably over a three year period from the grant date. The grant date for both the restricted stock awards and the options was June 16, 2004.

(9)	Does not include 9,375 shares of restricted stock and nonqualified stock options to purchase 27,400 shares of Mercer Common Stock issued pursuant to the Company’s 2004 Stock Incentive Plan, all of which vest more than 60 days after the Record Date. The restricted stock awards vest ratably over a five year period from the grant date while the options vest ratably over a three year period from the grant date. The grant date for both the restricted stock awards and the options was June 16, 2004.

(10)	Does not include 9,375 shares of restricted stock and nonqualified stock options to purchase 27,400 shares of Mercer Common Stock issued pursuant to the Company’s 2004 Stock Incentive Plan, all of which vest more than 60 days after the Record Date. The restricted stock awards vest ratably over a five year period from the grant date while the options vest ratably over a three year period from the grant date. The grant date for both the restricted stock awards and the options was June 16, 2004.

(11)	Does not include 7,500 shares of restricted stock and incentive stock options and nonqualified stock options to purchase 24,500 and 22,500 shares of Mercer Common Stock, respectively, issued pursuant to the Company’s 2004 Stock Incentive Plan, all of which vest more than 60 days after the Record Date. The restricted stock awards and options vest ratably over a three year period from the grant date, June 16, 2004.

(12)	Does not include 9,375 shares of restricted stock and nonqualified stock options to purchase 27,400 shares of Mercer Common Stock issued pursuant to the Company’s 2004 Stock Incentive Plan, all of which vest more than 60 days after the Record Date. The restricted stock awards vest ratably over a five year period from the grant date while the options vest ratably over a three year period from the grant date. The grant date for both the restricted stock awards and the options was June 16, 2004.

(13)	Includes 5,683 shares held by the Company’s Employee Stock Ownership Plan Trust and allocated to this holder’s account. Does not include 62,500 shares of restricted stock and incentive stock options and nonqualified stock options to purchase 24,500 and 100,500 shares of Mercer Common Stock, respectively, issued pursuant to the Company’s 2004 Stock Incentive Plan, all of which vest more than 60 days after the Record Date. The restricted stock awards and options vest ratably over a three year period from the grant date, June 16, 2004.

(14)	Does not include 9,375 shares of restricted stock and nonqualified stock options to purchase 27,400 shares of Mercer Common Stock issued pursuant to the Company’s 2004 Stock Incentive Plan, all of which vest more than 60 days after the Record Date. The restricted stock awards vest ratably over a five year period from the grant date while the options vest ratably over a three year period from the grant date. The grant date for both the restricted stock awards and the options was June 16, 2004.

(15)	Includes an aggregate of 21,850 shares held by the Company’s Employee Stock Ownership Plan Trust and allocated to these holders’ accounts. Does not include 187,500 shares of restricted stock and incentive stock options and nonqualified stock options to purchase 104,500 and 364,700 shares of Mercer Common Stock, respectively, issued pursuant to the Company’s 2004 Stock Incentive Plan, all of which vest more than 60 days after the Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance
      All reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on time, except for one report by Mr. Samuel J. Malizia which was filed one day late due to a technical filing problem.
Board and Committees
      The Board of Directors has various standing committees including an Audit Committee, Compensation Committee, and a Nominating/ Governance Committee. Directors are expected to attend meetings of the Board, meetings of the committees on which they serve and the Mercer Annual Meeting. During 2004 the Board of Directors held 13 meetings, the Audit Committee held 13 meetings, the Compensation Committee held five meetings, and the Nominating/ Governance Committee held one meeting. Each director attended at least 75% of the combined total of meetings of the Board of Directors and of each committee of which he was a member. There were three executive sessions of the Board of Directors excluding management. Eight directors attended the 2004 Mercer Annual Meeting.
      The Audit Committee is comprised of Directors Hornyak (Chair), Hart, Niedt and Van Noy, each of whom is independent in the judgment of the Board of Directors and as defined by Nasdaq’s listing standards. The Board of Directors has designated George T. Hornyak as the “audit committee financial expert” of the Audit Committee. Mr. Hornyak is “independent” as that term is used in applicable regulations of the Securities and Exchange Commission. The Committee is responsible for the appointment, compensation, oversight and termination of Mercer’s independent auditors. The Committee is required to pre-approve audit and non-audit services performed by the independent auditors. The Committee also assists the Board in providing oversight over the integrity of Mercer’s financial statements and Mercer’s compliance with applicable legal and regulatory requirements. The Committee also is responsible for, among other things, reporting to Mercer’s Board on the results of the annual audit and reviewing the financial statements and related financial and non-financial disclosures included in Mercer’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Importantly, from a corporate governance perspective, the Audit Committee regularly evaluates the independent auditors’ independence from Mercer and Mercer’s management, including approving legally permitted, non-audit services provided by Mercer’s auditors and the potential impact of the services on the auditors’ independence. The Committee meets periodically with Mercer’s independent auditors outside of the presence of Mercer’s management, and possesses the authority to retain professionals to assist it in meeting its responsibilities without consulting with management. The Committee reviews and discusses with management earnings releases, including the use of pro forma information and financial information provided to analysts and rating agencies. The Committee discusses with management and the independent auditors the effect of accounting initiatives. The Committee also is responsible for receiving and retaining complaints and concerns relating to accounting and auditing matters.

      The Nominating/ Governance Committee is comprised of Directors Niedt (chair), Hart, Hornyak and Van Noy, each of whom is independent in the judgment of the Board of Directors and as defined by Nasdaq’s listing standards. The Nominating/ Governance Committee is responsible for recommending to the Board individuals to stand for election as directors at the Annual Meeting of Shareholders, assisting the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members, recommending to the Board qualified individuals to fill such vacancy, recommending to the Board, on an annual basis, nominees for each Board Committee and making independent recommendations to the Board of Directors as to the best practices for Board governance and evaluation of Board performance. The Committee has the responsibility to develop and recommend criteria for the selection of director nominees to the Board, including, but not limited to diversity, age, skills, experience, and time availability (including consideration of the number of other boards on which the proposed director sits) in the context of the needs of the Board and Mercer and such other criteria as the Committee determines to be relevant at the time. The Committee has not adopted any specific minimum qualifications. The Committee has the power to apply these criteria in connection with the identification of individuals to be Board members, as well as to apply the standards for independence imposed by Mercer’s listing agreement with Nasdaq and all applicable federal laws in connection with such identification process. The Committee considers potential candidates for Board membership recommended by its members, management, shareholders, other directors and others. The Nominating/ Governance Committee will consider nominees recommended by shareholders and, in considering such candidates, the Committee will apply the same criteria it applies in connection with Committee-recommended candidates. Shareholders may nominate persons for election as directors in accordance with the procedures set forth in section 2.03 of Mercer’s bylaws. Notification of such nomination, containing the required information, must be mailed or delivered to the secretary of Mercer not less than 90 days prior to the annual meeting.
      The Compensation Committee is comprised of Directors Hart (Chair), Hornyak, Niedt and Van Noy, each of whom is independent in the judgment of the Board of Directors. All of our employees are employed directly by BICUS Services Corporation (“BICUS”), a wholly owned subsidiary of Mercer Insurance that provides management services to Mercer and all of its affiliates. The Compensation Committee is responsible for reviewing and making recommendations regarding the compensation and benefits of employees, and granting stock options and restricted stock awards to employees, management and directors under Mercer’s 2004 Stock Incentive Plan.
Compensation of Directors
      Executive officers of Mercer who are directors or members of committees of the Mercer Board of Directors or its subsidiaries receive no compensation for their service as directors or committee members. Independent directors of Mercer receive a monthly retainer of $1,900 and a meeting fee of $500. Independent directors who are members of Committees of the Board receive $450 per meeting attended in person and $150 per meeting attended by teleconference. The Chairman of the Board receives an additional $1,600 per month and the Vice Chairman of the Board receives an additional $1,200 per month. Effective April 2005, the monthly retainer will be increased to $2,000 and a $250 board teleconference fee will be introduced. In addition, the Chairman and Vice Chairman monthly fees will be phased out over a three year period at 75%, 60% and 40% of the current fees in recognition of the valuable contributions of Chairman Van Noy and Vice Chairman Boehm. At the April 2005 meeting of the Board of Directors Director Hornyak is expected to become the Chairman of the Board. Directors may elect to defer payment of such fees until a later date pursuant to the terms of Mercer’s Executive Nonqualified “Excess” Plan.
      Mercer maintains a Benefit Agreement pursuant to which it provides a pension to all non-management directors upon their retirement from the Board. The pension is in the form of a lifetime monthly payment equal to the director’s monthly Mercer retainer fee in effect on the director’s retirement date. If a participating director dies prior to receiving 120 monthly payments under this plan, the director’s beneficiaries are entitled to receive these payments until the total number of payments received by the director and the director’s beneficiaries equals 120.

AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors of Mercer is comprised of four independent Directors. The members of the Audit Committee are Directors Hornyak (Chair), Hart, Niedt and Van Noy. The Audit Committee operates under a written charter adopted by the Board of Directors on May 7, 2003 and affirmed on January 19, 2005. The Board of Directors has designated Mr. George T. Hornyak as “audit committee financial expert” of the Audit Committee.
      The Audit Committee has reviewed the audited financial statements of Mercer for the fiscal year ended December 31, 2004, and discussed them with management and Mercer’s independent registered public accounting firm, KPMG LLP. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the Statement of Auditing Standards No. 61.
      The Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by the Independence Standards Board Standard No. 1, and the Audit Committee has discussed the accountants’ independence from Mercer and management with the accountants. Furthermore, the Audit Committee has considered whether the fees paid by Mercer to KPMG and described below are compatible with maintaining KPMG’s independence from Mercer. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that Mercer’s audited financial statements for the fiscal year ended December 31, 2004, be included in Mercer’s Annual Report for that fiscal year.

/s/ George T. Hornyak, Jr., Chair
/s/ William C. Hart
/s/ Richard U. Niedt
/s/ Richard G. VanNoy

EXECUTIVE COMPENSATION
Compensation Paid to Executive Officers
      The following table sets forth information regarding the compensation of Mercer’s President and Chief Executive Officer, and each other person who was, for the year ended December 31, 2004, one of the four other most highly compensated executive officers of the Company (the “Named Executive Officers”). This compensation information is for each of the fiscal years ended December 31, 2004, 2003 and 2002. All compensation paid to these individuals from January 1, 2001 to September 30, 2002 was paid by Mercer Insurance Company, now a subsidiary of Mercer, and all compensation paid from October 1, 2002 to December 31, 2004 was paid by BICUS.
Summary Compensation Table

	Annual Compensation				Long-Term Compensation

				Other Annual	Restricted	Securities	All Other
		Salary	($) Bonus	Compensation	Stock Awards	Underlying	Compensation
Name and Principal Position	Year	(1)(2)	($)(1)	($)	($)(3)	Options (#)	($)(4)

Andrew R. Speaker	2004	289,084	103,781	—	763,125	125,000	46,440
President and Chief	2003	254,135	25,985	—	—	—	35,180
Executive Officer	2002	221,605	106,790	—	—	—	25,581
Paul D. Ehrhardt	2004	245,867	60,000	—	366,300	47,000	37,836
Senior Vice President	2003	198,557	15,000	—	—	—	23,816
and Corporate Secretary	2002	173,906	63,500	—	—	—	19,193
David B. Merclean	2004	198,557	60,000	—	91,575	47,000	1,681
Chief Financial Officer(5)	2003	26,505	—	—	—	—	—
H. Thomas Davis, Jr.	2004	122,810	30,000	—	114,469	27,400	11,962
Senior Vice President	2003	107,693	7,500	—	—	—	10,664
	2002	86,442	32,500	—	—	—	5,257
Gordon A. Coleman	2004	114,845	10,000	—	61,050	12,500	10,931
Treasurer	2003	105,673	3,000	—	—	—	10,664
	2002	100,577	25,000	—	—	—	10,891

(1)	Includes amounts deferred by the executive pursuant to Mercer Insurance’s Retirement Savings Plan and Mercer Insurance’s Executive Nonqualified “Excess” Plan. Under the Retirement Savings Plan, employees who elect to participate may elect to have up to 20% of their earnings contributed to the Retirement Savings Plan’s related trust under its 401(k) feature. Any employee who has completed one year of service, is at least 21 years of age and has worked 1,000 hours in a plan year is eligible to participate in the Retirement Savings Plan. Under the Executive Nonqualified “Excess” Plan (available to officers and directors only), a participant can elect to defer any portion of his or her compensation and cause such amount to be contributed to that plan’s related trust.

(2)	Mercer Insurance and BICUS provided other benefits to the executive officers in connection with their employment. The value of these personal benefits, which is not directly related to job performance, is not included in the table above because the value of the benefits does not exceed the lesser of $50,000 or 10% of the salary and bonus paid to any executive officer.

(3)	The values set forth in the table are based on the closing price of $12.21 on the date of the grant, June 16, 2004. The aggregate value of restricted stock awards at the end of 2004 (based on the closing market price per share of Common Stock on December 31, 2004, of $13.43) was $839,375 for Mr. Speaker, $402,900 for Mr. Ehrhardt, $100,725 for Mr. Merclean, $125,996 for Mr. Davis and $67,150 for Mr. Coleman. At the end of 2004, the aggregate number of restricted stock shares held by the named individuals were as follows: Mr. Speaker, 62,500; Mr. Ehrhardt, 30,000; Mr. Merclean, 7,500; Mr. Davis, 9,375; and Mr. Coleman, 5,000. The restricted stock awards were made under the Company 2004 Stock Incentive Plan and vest ratably over a three year period from the grant date. Any dividends payable with respect to unvested restricted stock awards accrue and are payable upon vesting of the award.

(4)	Includes amounts contributed by Mercer Insurance and BICUS under the Retirement Savings Plan for the benefit of the executive officer. Mercer Insurance contributed and BICUS contributes annually 2% of an employee’s salary. In addition, BICUS will make a matching contribution equal to 33.3% of the employee’s salary reduction up to a maximum of 2% of the employee’s salary. Also includes voluntary contributions, if any, by Mercer Insurance or BICUS for the executive in conjunction with the Executive Nonqualified “Excess” Plan.

(5)	Mr. Merclean’s employment commenced on October 31, 2003.
      The following tables set forth information about options grants to, and option exercises by, our chief executive officer and the Named Executive Officers.
Option Grants in Last Fiscal Year

		Percentage			Potential Realizable
		of Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation for
	Underlying	Employees	Exercise or		Option Term(1)
	Options	in Fiscal	Base Price	Expiration
Name	Granted	2004	Per Share	Date	5%	10%

Andrew R. Speaker	125,000	36.1	12.21	06/16/14	959,850	2,432,449
Paul D. Ehrhardt	47,000	13.6	12.21	06/16/14	360,904	914,601
David B. Merclean	47,000	13.6	12.21	06/16/14	360,904	914,601
H. Thomas Davis, Jr.	27,400	7.9	12.21	06/16/14	210,399	533,193
Gordon A. Coleman	12,500	3.6	12.21	06/16/14	95,985	243,245

(1)	The dollar amounts under these columns are the result of calculations assuming that the price of Mercer Common Stock on the date of the grant of the option increases at the hypothetical 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of our stock price over the option term of 10 years.
Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Number of Securities
	Shares		Underlying Unexercised	Value of Unexercised
	Acquired		Options at	in-the-Money Options at
	on		December 31, 2004	December 31, 2004(1)
	Exercise	Value
Name	(#)	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Andrew R. Speaker	—	—	0/125,000	0/152,500
Paul D. Ehrhardt	—	—	0/47,000	0/57,340
David B. Merclean	—	—	0/47,000	0/57,340
H. Thomas Davis, Jr.	—	—	0/27,400	0/33,428
Gordon A. Coleman	—	—	0/12,500	0/15,250

(1)	The value of unexercised in-the-money options equals the difference between the closing market price per share of Mercer Common Stock on December 31, 2004 of $13.43, and the option exercise price per share, multiplied by the number of shares underlying the options.

Equity Plan Compensation Information
      The following table provides certain information regarding securities issued or issuable under our equity compensation plans as of December 31, 2004.

Number of shares of
	Number of		common stock
	shares of		remaining available
	common stock		for future issuance
	to be issued		under equity
	upon exercise of	Weighted-average	compensation plans
	outstanding	exercise price of	(excluding
	options, warrants	outstanding options	securities reflected
Plan category	and rights	warrants and rights	in first column)

Equity compensation plans approved by security holders	876,555	$12.21	123,855
Equity compensation plans not approved by security holders	—	N/A	—

Total	876,555	$12.21	123,855
Employment Agreements
      Andrew R. Speaker, Paul D. Ehrhardt, David B. Merclean and H. Thomas Davis, Jr. are each parties to employment agreements with BICUS and Mercer Insurance. The employment agreements with Messrs. Speaker, Ehrhardt, Merclean and Davis each have an initial three-year term. After the expiration of each year of the term, the employment agreements provide for a one-year extension, upon review by the Board of Directors, so as to maintain a three-year term, unless the Company or the executive officer gives prior notice of nonrenewal.
      Under their respective employment agreements, as currently in effect, Messrs. Speaker, Ehrhardt, Merclean and Davis are entitled to receive a base salary of not less than $270,000, $230,000, $200,000 and $115,000, respectively. The contracts of Messrs. Speaker, Ehrhardt, Merclean and Davis have been affirmatively extended by one year effective April 1, 2005 and they will be entitled to receive a base salary of not less than $283,500, $241,500, $210,000 and $120,750, respectively. In addition, under their employment agreements Messrs. Speaker, Ehrhardt, Merclean and Davis are each entitled to participate in any incentive compensation and employee benefit plans that the Company or its affiliates maintain.
      Under each of the employment agreements, in the event the executive’s employment is terminated for cause, as defined in the employment agreement, the executive will be entitled to receive his accrued but unpaid base salary and an amount for all accumulated but unused vacation time earned through the date of his termination.
      In the event the executive’s employment is terminated without disability or cause, the executive will be entitled to receive an annual amount equal to the greater of: (i) his highest base salary received during one of the two years immediately preceding the year in which he is terminated, or (ii) his base salary in effect immediately prior to his termination, for the remainder of the term of his employment agreement. In addition, during the remaining term of his employment agreement, the executive annually will be entitled to: (i) an amount equal to the higher of the aggregate bonuses paid to him in one of the two years immediately preceding the year in which he is terminated, and (ii) an amount equal to the sum of the highest annual contribution made on his behalf (other than his own salary reduction contributions) to any tax qualified and non-qualified defined contribution plans (as such term is defined in Section 3(35) of the Employee Retirement Income Security Act of 1974 (“ERISA”)) in the year in which he is terminated or in one of the two years immediately preceding such year. The executive also will be entitled to certain retirement, health and welfare benefits.
      In the event the executive terminates his employment for good reason, as defined in the employment agreement, the executive will be entitled to receive the same amounts and benefits he would receive if terminated without cause. In the event the executive terminates his employment without good reason, the executive will be entitled to receive his accrued but unpaid base salary until the date of termination and an amount for all accumulated but unused vacation time through the date of the termination of his employment.
      In the event of the executive’s death or disability during the term of his employment, the executive’s estate, his eligible dependents or his spouse and her eligible dependents, as the case may be, will be entitled to receive certain cash amounts and certain health and welfare benefits.
      In the event that the executive is required to pay any excise tax imposed under Section 4999 of the Internal Revenue Code (or any similar tax imposed under federal, state or local law) as a result of any compensation and benefits received under the employment agreement in connection with a change in control, the executive will be paid an additional amount such that the net amount retained by him, after the payment of such excise taxes (and any additional income tax resulting from such payment), equals the amount he would have received but for the imposition of such taxes.
      The employment agreements further provide that in the event the executive’s employment is terminated for cause or he voluntarily terminates his employment prior to a change in control, as defined in the employment agreement, the executive may not, for a period of 12 months after the date of termination, without the prior written consent of the Company’s Board of Directors, endeavor to entice away from the Company or any of its affiliates or otherwise interfere with, any person who is, or was within the most recent 12 month period, a customer, agent or supplier of the Company. In addition, during the executive’s employment and for a period of 12 months following the termination of his employment, except following a change in control, the executive may not solicit, endeavor to entice away from Mercer or its subsidiaries or affiliates, or otherwise interfere with the relationship of Mercer or its subsidiaries or affiliates with any person who is, or was within the then most recent 12-month period, an employee or associate of Mercer or any of its subsidiaries or affiliates.
Compensation Committee Report on Executive Compensation
      The following is a report by the Compensation Committee of the Board of Directors of Mercer. The objectives of the report are to provide shareholders with a clear explanation of the overall executive compensation philosophy, strategies, and specific executive compensation plans, and to meet all proxy disclosure rules relating to executive compensation established by regulatory bodies.
Compensation Committee
      The Compensation Committee is comprised of four (4) non-employee, independent directors appointed from the Board of Directors of Mercer. The Compensation Committee held five (5) meetings in 2004. The Compensation Committee is of the opinion that the Company’s objective should be to provide incentives to encourage all the Company’s executive officers and other employees to perform at the highest level.
      During 2004, the Compensation Committee administered executive compensation with the following factors under consideration:

•	Support the acquisition and retention of competent executives,

•	Deliver the total executive compensation package in a cost-effective manner,

•	Reinforce key business objectives,

•	Provide competitive compensation opportunities for competitive results,

•	Emphasize the enhancement of shareholder value, and

•	Comply with applicable regulations.
      The Compensation Committee collects and analyzes comparative executive compensation information from relevant peers in establishing appropriate compensation levels. Additionally, from time to time, the Compensation Committee reviews other human resource issues, including qualified and non-qualified benefits and management performance appraisals. The components of executive compensation are designed to encourage decisions and actions that have a positive impact on the overall performance of Mercer. For that reason, these components are focused on executive officers who have the greatest opportunity to influence the achievement of strategic corporate objectives. The major components of the executive pay are summarized below:

•	A market-competitive executive base salary,

•	Base benefits that are generally available to all employees,

•	Cash bonus based on the profitability of the Company, and

•	Stock incentive compensation under the terms of the 2004 Stock Incentive Plan.
      The Chief Executive Officer (“CEO”) is evaluated by the Compensation Committee each year. The CEO is evaluated on the overall performance of the Company and all of its subsidiaries. The Compensation Committee evaluates the CEO on a broad range of factors relative to the Company’s financial strength and performance. This includes comparing the Company’s performance to other companies engaged in insurance and financial services. All of these factors are given relatively equal weight by the Compensation Committee in evaluating the CEO’s compensation.
      The Compensation Committee first seeks to set the CEO’s compensation in light of the standards mentioned above as well as the performance of the Company in relation to expectations of the Board. The compensation of other executives is set by reference to the compensation of the CEO and competitive pay practices in the industry. The Compensation Committee evaluates the performance of the management team annually in relation to opportunities presented to them, challenges addressed by them and the results achieved. This process is partially subjective and is not intended to, and cannot be expected to, result in changes in executive compensation which are in direct proportion to increases or decreases in the Company’s net income, return on equity or any other single quantitative measure or a predetermined combination of quantitative measures during the year.
Impact of Omnibus Budget Reconciliation Act of 1993
      The Omnibus Budget Reconciliation Act of 1993 (OBRA) Section 162(m) prohibits a publicly owned company from taking a compensation tax deduction for annual compensation in excess of $1,000,000 for any of the Mercer’s executive officers. However, to the extent that it is performance-based and certain guidelines are met, compensation in excess of $1,000,000 is exempt from this limitation.
      The Compensation Committee does not believe that the deduction limit imposed by OBRA will affect compensation deductibility given the compensation opportunities of Mercer’s executive officers under the existing executive compensation programs. The Compensation Committee notes that none of the Named Executive Officers received annual compensation in excess of $1,000,000. The Compensation Committee will continue to evaluate the potential impact of Section 162(m) and take such actions as it deems appropriate.

/s/ William C. Hart, Chair
/s/ George T. Hornyak, Jr.
/s/ Richard U. Niedt
/s/ Richard G. Van Noy
Certain Transactions with Executive Officers and Directors
      H. Thomas Davis, Jr., a director and executive officer, is the owner of Davis Insurance Agency. The Davis Insurance Agency is Mercer’s largest producer, accounting for $8.0 million (12.1%) of our direct premiums written during the year ended December 31, 2004. For that year, Mercer paid the Davis Insurance Agency $1.3 million in commissions and profit sharing amounts.

      Van Rensselaer, Ltd., which is owned by William V. R. Fogler, a director, has provided investment management services to Mercer Insurance since the year 2000. Fees to Van Rensselaer, Ltd. amounted to $165,845 in 2004.
Compensation Committee Interlocks And Insider Participation
      The members of the Compensation Committee of our Board of Directors are currently Messrs. Hart, Hornyak, Niedt and Van Noy. No member of the Compensation Committee was at any time during 2004 or before an officer or employee, and no member of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Performance Graph
      Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Mercer Common Stock to the cumulative total return of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Insurance Index for the period commencing December 16, 2003 (the day the Mercer Common Stock began trading on Nasdaq) and ended December 31, 2004.

	December 16, 2003	December 31, 2003	December 31, 2004

Mercer	$100.00	$103.29	$110.53
Nasdaq Comp. Index	$100.00	$104.03	$113.21
Nasdaq Ins. Index	$100.00	$103.10	$125.17
      The graph assumes $100 was invested on December 16, 2003 in Mercer Common Stock and each of the indices, and that dividends were reinvested. No cash dividends have been declared on Mercer Common Stock as of December 31, 2004. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.
      The preceding performance graph, the Compensation Committee report and the Audit Committee report contained in this Proxy Statement are not to be incorporated by reference into filings Mercer has made or may make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other filings it has made or may make under those statutes.
MATTER NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      KPMG LLP has audited Mercer’s financial statements for the fiscal year ended December 31, 2004, and the reports on such financial statements and management’s assessment of and the effectiveness of internal control over financial reporting as of December 31, 2004 appear in the Annual Report to Shareholders. KPMG LLP has been selected by the Audit Committee to perform an examination of the consolidated financial statements of Mercer for the year ending December 31, 2005 and management’s assessment of and the effectiveness of internal control over financial reporting as of December 31, 2005, such appointment to continue at the pleasure of the Audit Committee and to be presented to the shareholders for ratification.
      The affirmative vote of a majority of the votes cast at the Annual Meeting, assuming a quorum is present, is required to ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005. Abstentions and broker non-votes, although counted for the purpose of determining whether a quorum is present at the Meeting, will not constitute or be counted as “votes” cast so they will have no effect on the approval of this matter.
      Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
      The Board of Directors unanimously recommends a vote FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm.
      Ratification of KPMG LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the majority of the outstanding shares of common stock, present in person or by proxy, and entitled to vote on this matter at the Annual Meeting.
Fees of Independent Auditors
      The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2004, and December 31, 2003, by KPMG.

December 31, 2004

Audit Fees	$477,000
Audit-Related Fees	$6,250
Tax Fees	$32,250
All other fees	$27,000

December 31, 2003

Audit Fees	$548,000
Audit-Related Fees	$0
Tax Fees	$18,300
All other fees	$24,000
      Audit fees included the audit of the Company’s annual financial statements and an audit of internal control over financial reporting, reviews of the Company’s quarterly financial statements, statutory and regulatory audits, consents, activities associated with registration of securities with the Securities and Exchange Commission (“SEC”) and other services related to SEC matters.
      Audit-related fees included services pertaining to the accounting for the Employee Stock Ownership Plan.
      Tax fees included tax compliance services rendered in connection with federal, state and local income tax returns, transaction planning advice, and assistance with tax audits. All other fees include services provided in connection with statutory actuarial reviews.
      The Audit Committee may, from time to time, grant pre-approval to those permissible non-audit services classified as “all other services” that it believes are routine and recurring services, and would not impair the independence of the auditor.
      A list of the SEC’s prohibited non-audit services is attached to the pre-approval policy. The SEC’s rule and relevant guidance will be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

      The pre-approval fee levels for all services to be provided by KPMG will be established annually by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by Independent Registered Public Accounting Firm
      The Audit Committee pre-approves all audit and legally permissible non-audit services provided by the independent registered accounting firm in accordance with the pre-approval policies and procedures adopted by the Audit Committee at its May 7, 2003 meeting and affirmed at its January 12, 2005 meeting. These services may include audit services, audit-related services, tax services and other services. Under the policy, pre-approved services include pre-approval of non-prohibited services for a limited dollar amount. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting. All services performed by KPMG in 2004 were pre-approved in accordance with the pre-approval policy.
Corporate Governance Documents
      A copy of the Company’s Corporate Governance Guideline, the Company’s Code of Conduct and Ethics, the Company’s Code of Ethics for Executive Officers and the charters of the Company’s Audit Committee, Compensation Committee, and Nominating/ Governance Committee are available on the Company’s website under Investor Relations at www.mercerins.com and any shareholder may obtain a printed copy of these documents by writing to Investor Relations, Mercer Insurance Group, Inc., P.O. Box 278, Pennington, New Jersey 08534, by e-mail to mercerins.com or by calling Investor Relations at (800) 233-0534.
FINANCIAL INFORMATION
      Mercer will furnish, without charge, a copy of its annual report on Form  10-K for the year ended December 31, 2004, including financial statements and schedules thereto, to each of its shareholders of record on March 14, 2005, upon written request made to Mercer Insurance Group, Inc., P.O. Box 278, Pennington, New Jersey 08534, telephone (800) 233-0534. A reasonable fee will be charged for copies of requested exhibits.
OTHER MATTERS
      The Board of Directors knows of no other matters to be presented at the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.
COMPLAINTS AND CONCERNS
      Shareholders and other interested parties who desire to communicate directly with the Company’s Board or the independent, non-management directors should submit communications in writing addressed to Audit Committee Chair, Mercer Insurance Group, Inc., P.O. Box 278, Pennington, New Jersey 08534.
      Shareholders, employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with the Company’s Audit Committee in writing addressed to Audit Committee Chair, Mercer Insurance Group, Inc., P.O. Box 278, Pennington, New Jersey 08534.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
      Any shareholder desiring to present a proposal for inclusion in Mercer’s proxy statement relating to the 2006 Annual Meeting of Shareholders should submit the proposal in writing to: Chairman, Mercer Insurance Group, Inc., Executive Offices, P.O. Box 278, Pennington, New Jersey 08534 no later than November 21, 2005. Pursuant to our bylaws, any shareholder desiring to propose a matter to be considered at the 2006 Annual Meeting of Shareholders but not requesting that such matter be included in the proxy statement relating to the Meeting must submit the proposal in writing to: Secretary, Mercer Insurance Group, Inc., Executive Offices, P.O. Box 278, Pennington, New Jersey 08534 no more than one-hundred fifty (150) days nor fewer than ninety (90) days before the 2006 Annual Meeting of Shareholders. The proxy for our 2006 Annual Meeting of Shareholders will confer discretionary authority to vote for any matter of which we did not have notice in accordance with the preceding sentence.

By Order of the Board of Directors,

Corporate Secretary
March 21, 2005

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE.	REVOCABLE PROXY MERCER INSURANCE GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder(s) of MERCER INSURANCE GROUP, INC., Pennington, New Jersey, do(es) hereby appoint Richard G. Van Noy and William C. Hart, or either one of them my (our) attorney(s) with full power of substitution, for me (us) and in my (our) name(s), to vote all the common stock of Mercer standing in my (our) name(s) on its books on March 14, 2005, at the Annual Meeting of its shareholders to be held at the Bucks County Center, LaSalle University—Bucks Campus, 33 University Drive, Newtown, Pennsylvania, on Wednesday, April 20, 2005, at 10:30 a.m., local time, or any adjournment(s) thereof, as follows hereon.

CONTINUE AND SIGN BELOW
YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY

Please be sure to sign and date	Date
this Proxy in the box below.

Shareholder sign above	Co-holder (if any) sign above

			With-	For All
		For	hold	Except
1.	Election of Class II Directors for Terms Expiring 2008.	☐	☐	☐
(01) Roland E. Boehm
(02) H. Thomas Davis, Jr.
(03) William V. R. Fogler

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

     IN ABSENCE OF A CONTRARY DIRECTION, THE SHARES REPRESENTED SHALL BE VOTED IN FAVOR OF THE NOMINEES NAMED IN ITEM 1.

		For	Against	Abstain
2.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Mercer Insurance Group, Inc. for the year ending December 31, 2005.	☐	☐	☐

3.	In their discretion, vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. Ž	☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
MAY BE REVOKED PRIOR TO EXERCISE.

     This will ratify and confirm all that the attorney(s) may do or cause to be done by virtue hereof. The attorney(s) is (are) authorized to exercise all the power that I (we) would possess if present personally at the meeting or any adjournment(s) thereof. I (we) hereby revoke all proxies by me (us) heretofore given for any meeting of shareholders of Mercer.

     Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated March 21, 2005.

▲     Detach above card, sign, date and mail in postage paid envelope provided.     ▲

MERCER INSURANCE GROUP, INC.

     Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, etc., you should indicate your full title. If stock is in joint name(s), each joint owner should sign.

Please sign and return promptly in enclosed addressed envelope.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.